Exhibit 3.1

AMENDED AND RESTATED BYLAWS
OF
EMULEX CORPORATION
(as of October 28, 2013)
ARTICLE I. OFFICES
Section 1.1    Registered Office. The registered office of the corporation shall be at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware, and the name of the registered agent in charge thereof shall be The Corporation Trust Company.
Section 1.2    Principal Office. The principal office of the corporation is hereby fixed at 3333 Susan Street, Costa Mesa, California 92626. The Board of Directors of the corporation (the “Board”) is hereby granted full power and authority to change such principal office from time to time to such other locations as the Board shall determine.
Section 1.3    Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board may from time to time determine or the business of the corporation may require.
ARTICLE II. STOCKHOLDERS
Section 2.1    Place of Meetings. Meetings of the stockholders of the corporation shall be held at such places, within or without the State of Delaware, as may be designated from time to time by the person or persons calling the respective meeting and specified in the respective notices thereof. The Board may, in its sole discretion, determine that a meeting not be held at any place, but may instead be held solely by means of remote communication as authorized by law.
Section 2.2    Annual Meetings. Annual meetings of the stockholders for the purpose of electing directors and for the transaction of such other proper business as may be brought before such meeting shall be held at a date and time as shall be designated from time to time by the Board and stated in the notice of the meeting.
Section 2.3    Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time only by the Board, the Chairman of the Board or the Chief Executive Officer. Business transacted at a special meeting shall be confined to the business stated in the notice of the special meeting.
Section 2.4    Notice of Meeting. Except as otherwise required by law, written notice of each meeting of the stockholders, whether annual or special, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communication, if any, determined by the Board by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and (a) in the case of a special meeting the business to be transacted, or (b) in the case of the annual meeting those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.
Notice of a stockholders’ meeting shall be given either personally or by United States mail, or by electronic transmission consented to by the stockholder. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice given by electronic transmission shall be deemed given (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (4) if by any other form of electronic transmission, when directed to the stockholder. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission.
Section 2.5    Quorum. The holders of a majority in voting power of the shares of stock entitled to vote at any meeting of the stockholders of the corporation, present in person or represented by proxy, shall constitute a quorum for the transaction of business thereat or any adjournment thereof, except as otherwise provided by statute. If, however, such quorum shall not be present or represented at any meeting of the stockholders, either the Chairman of the meeting or a majority of the voting power of the shares of stock entitled to vote thereat who are present, in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice, other than announcement at the meeting, until a quorum shall be present or represented. At a meeting at which an adjournment is taken, the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be announced. At such adjourned meeting, provided that a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
Section 2.6    Voting.
(a)    The stockholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 2.7.
(b)    Shares of its own stock belonging to the corporation or to another entity, if a majority of the shares entitled to vote in the election of directors in such other entity (or, in each case, the equivalent thereof, if such other entity is not a corporation) is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall only be entitled to vote the pledged shares, unless in the transfer by the pledgor on the books of the corporation, the pledgor shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or the proxy of the pledgee, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants in common, tenants by entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

(c)    Any such voting rights may be exercised by the stockholder entitled thereto in person or by the stockholder’s proxy appointed by an instrument in writing in accordance with Section 2.10. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless the stockholder shall in writing so notify the Secretary of the meeting prior to the voting of the proxy.
(d)    At any meeting of the stockholders all matters, except as otherwise provided in the certificate of incorporation, in these By-laws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, a quorum being present. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted.
Section 2.7    Record Date.
(a)    The Board may fix, in advance, a record date for the determination of the stockholders entitled to notice of any meeting or to vote at any meeting of the stockholders or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date.
(b)    The record date for the determination of the stockholders entitled to notice of any meeting or to vote at any meeting of the stockholders shall not precede the date upon which the resolution fixing the record date is adopted by the Board, nor be more than sixty nor less than ten days prior to the date of the meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.
(c)     The Board may fix a record date in order that the corporation may determine the stockholders entitled to consent to a corporate action in writing without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request that the Board fix a record date. The Board shall promptly, but in all events within ten days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 2.7(c)). If no record date has been fixed by the Board, pursuant to the first sentence of this Section 2.7(c), or otherwise within ten days after the date on which such written notice is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Delaware law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation. If no record date has been fixed by the Board and prior action by the Board is required by Delaware law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
(d)    The Board may fix a record date in order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 2.8    Waiver of Notice. Whenever notice is required to be given under any provision of the Delaware General Corporation Law or these By-laws, a written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. All such waivers shall be filed with the corporate records. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of stockholders need be specified in any written waiver of notice.
Section 2.9    Action without Meeting. Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice and without a vote ,if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation, except that the election of directors by written consent of stockholders shall require the unanimous consent of all shares entitled to vote for the election of directors.
Section 2.10    Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such stockholder and filed with the Secretary. Any proxy duly executed is not revoked and continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of three years from the date of its execution unless otherwise provided in the proxy. To the extent permitted by law, a stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission provided that the electronic transmission either sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.
Section 2.11    Inspectors of Election. In advance of any meeting of stockholders, the Board shall appoint one or more persons, other than nominees for office, as inspectors of elections to act at such meeting and any adjournment thereof. If inspectors of elections be not so appointed or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting shall make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting, the chairman shall determine whether one or three inspectors are to be appointed. The duties of such inspectors shall include determining the number of shares outstanding and the voting power of each; the shares represented at the meeting and the validity of proxies and ballots, the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote, retaining for a reasonable period a record of the disposition of all such challenges and questions; counting and tabulating all votes or ballots, determining when the polls shall close; determining the result of all votes or ballots; certifying their determination of the number of shares represented at the meeting and their count of all votes and ballots; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders or otherwise prescribed by the Board. If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.
Section 2.12    Conduct of Meeting. The Chairman of the Board, or in the absence of the Chairman, the Chief Executive Officer, or, if neither is present, any executive officer of the corporation, shall preside as chairman at any meeting of the stockholders. The chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal, or parliamentary rules or principles of procedure. The chairman’s rulings on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the chairman shall have all of the powers usually vested in the chairman of a meeting of stockholders.
Section 2.13    Preparation of Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of such meeting, or during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place, if any, of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.14    Stockholder Business at Annual Meetings of the Stockholders.

(a)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a stockholders’ annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by a stockholder of the corporation entitled to vote at the meeting who complies with the notice procedures set forth in this Section 2.14 (or, in the case of the nomination of a person for election as a director, who complies with the notice procedures set forth in Section 3.18 of these By-laws). For business (other than the nomination of a person for election as a director, which is governed by Section 3.18 of these By-laws) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive office of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely received must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public disclosure of the date of such annual meeting was first made by the corporation. For purposes of this Section 2.14, public disclosure shall be deemed to include a mailing of a notice to stockholders or a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service, or in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary in these Bylaws, in order for a stockholder notice of business to be brought before the 2013 annual meeting of stockholders (or any special director election (as defined in Section 3.18(a) of these Bylaws)) to be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the corporation not later than the close of business on November 11, 2013 and no earlier than the close of business on October 11, 2013.
(b)    A stockholder’s notice to the Secretary shall set forth:
(i) as to each matter the stockholder proposes to bring before the annual meeting: a reasonably detailed description of any business to be brought before such meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;
(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed: (A) the name and address, as they appear on the corporation’s stock register, of the stockholder proposing such business, and the name and address of such beneficial owner, (B) the class and number of shares of capital stock of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation which are owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting;
(iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to such beneficial owner: (A) the class and number of shares of capital stock of the corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (B) a description of any agreement, arrangement or understanding with respect to such business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and
(iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve the item of business and/or otherwise to solicit proxies from stockholders in support of such business.
(c)    The foregoing notice requirements of this Section 2.14 shall not apply to a stockholder proposal if a stockholder has notified the corporation of his or her intention to present such stockholder proposal at an annual meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.
(d)    Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual stockholders’ meeting except in accordance with the procedures set forth in this Section 2.14; provided, however, that nothing in this Section 2.14 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures. Except as otherwise provided by law, the Chairman of the Board shall have the power and duty to determine whether business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in this Section 2.14. The chairman of an annual meeting shall, if such a determination is made, declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.14, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, if the stockholder does not provide the information required under clauses (b)(ii)(B) and (b)(iii)(A)-(C) of this Section 2.14 to the corporation within five business days following the record date for an annual meeting or if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2.14, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to the proposal of such business at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
ARTICLE III. DIRECTORS
Section 3.1    Powers. Subject to limitations of the certificate of incorporation or these By-laws, and the Delaware General Corporation Law relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these By-laws:
(a)    To select and remove the officers, employees and other agents of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the certificate of incorporation or these By-laws, fix their compensation, and require them to provide security for faithful service, as it shall deem best.
(b)    To conduct, manage, and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the certificate of incorporation or these By-laws, as it may deem best.
(c)    To adopt, make, and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in its judgment it may deem best.
(d)    To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.
(e)    To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporation’s name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt and securities therefor.
Section 3.2    Number of Directors. The number of authorized directors which shall constitute the whole Board shall be determined from time to time by resolution of the Board. Directors need not be stockholders.
Section 3.3    Vacancies. Any director may resign effective upon giving written notice or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation, including an effective date determined upon the happening of an event or events. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, or until such director’s earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.
A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.
No reduction of the authorized number of directors shall have the effect of removing any directors prior to the expiration of the director’s term of office.

Section 3.4    Election and Term of Office. The directors shall be elected at each annual meeting of stockholders. Each director shall hold office until the next annual election and until their successor has been duly elected and shall qualify or until such director’s earlier resignation or removal. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.
Section 3.5    Place of Meeting. Regular or special meetings of the Board shall be held at any place within or without the State of Delaware which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.
Section 3.6    Regular Meetings. Immediately following each annual meeting of stockholders, the Board shall hold a regular meeting without call or notice for the purpose of organization, election of officers, and the transaction of other business. Other regular meetings of the Board shall be held as specified by the Board.
Section 3.7    Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer, the Secretary or by any two directors.
Special meetings of the Board shall be held upon not less than four days’ written notice by first class mail or not less than 48 hours’ notice given personally or by telephone, facsimile, electronic mail, or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for the purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.
Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.
Section 3.8    Quorum. Except as may be otherwise specifically provided in these By-laws by statute or by the certificate of incorporation, at all meetings of the Board a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meetings.
Section 3.9    Action by Consent. Unless otherwise restricted by the certificate of incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.
Section 3.10    Participation in Meetings by Conference Telephone or Other Electronic Means. Unless otherwise restricted by the certificate of incorporation or these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or such committee, by any means of a conference telephone or other communications equipment, by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
Section 3.11    Waiver of Notice. Whenever notice is required to be given under any provision of Delaware law, the certificate of incorporation of these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the meeting, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends such meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 3.12    Adjournment. A majority of the directors present, whether or not a quorum is present, may adjourn any directors’ meeting to another time and place. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
Section 3.13    Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
Section 3.14    Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiaries, domestic or foreign, for any purpose reasonably related to the director’s position as a director of the corporation. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.
Section 3.15    Committees. The Board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board, to the extent permitted by law and provided in the resolution establishing or authorizing such committee. Any such committee must be appointed by resolution adopted by the Board and may be designated an Executive Committee or such other name as the Board shall specify. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The Board shall have the power to prescribe the manner in which proceedings or any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall provide, the regular and special meetings of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.
Section 3.16    Removal of Directors. Unless otherwise restricted by the certificate of incorporation or these By-laws, any director or the entire Board may be removed, with or without cause, by the affirmative vote of the stockholders having a majority of the voting power of the corporation in an election of directors; provided, for so long as cumulative voting is authorized by the certificate of incorporation, if less than the entire Board is to be removed, no director(s) may be removed without cause if the votes cast against such director’s removal (or not consenting to such removal, if such action is taken by written consent), would be sufficient to elect such director(s) if then cumulatively voted at an election of the

Board at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote so acted by written consent).
Section 3.17    Chairman of the Board. The Board shall elect one of the directors as the chairman of the Board who shall preside at all meetings of the Board and all meetings of stockholders and exercise and perform such other powers and duties as may be from time to time assigned by the Board.
Section 3.18    Notice of Stockholder Nominees.

(a)    Only persons who are nominated in accordance with the procedures set forth in this Section 3.18 shall be eligible for election as directors. To be properly brought before an annual meeting of the stockholders or a special meeting of the stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting, nominations of persons for election to the Board must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; or (iii) otherwise properly brought before the meeting by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.18. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely in the case of an annual meeting, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely received must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public disclosure of the date of the annual meeting was first made. To be timely in the case of a special meeting, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. For purposes of this Section 3.18, public disclosure shall be deemed to include a mailing of a notice to stockholders or a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service, or in a document filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Notwithstanding anything to the contrary in these Bylaws, in order for a nomination to be timely for election of directors at the 2013 annual meeting of stockholders of the corporation (or any special meeting of stockholders held after October 28, 2013 and before February 14, 2014 at which directors are to be elected (a “special director election”)), a stockholder’s notice shall be delivered to or mailed and received at the principal executive office of the corporation not later than the close of business on November 11, 2013 and no earlier than the close of business on October 11, 2013.
(b)    A stockholder’s notice to the Secretary shall set forth:
(i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are owned of record and beneficially by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such persons’ written consent to serving as a director if elected);
(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (A) the name and address, as they appear on the corporation’s books, of such stockholder, and the name and address of such beneficial owner, (B) the class and number of shares of capital stock of the corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (C) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination;
(iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner: (A) the class and number of shares of capital stock of the corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (B) a description of any agreement, arrangement or understanding with respect to such nomination between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the corporation, and the stockholder’s agreement to notify the corporation in writing within five business days after the record date for the meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting; and
(iv)    a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee and/or otherwise to solicit proxies from stockholders in support of such nomination.
(c)    At the request of the Board any person proposed to be nominated for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the proposed nominee and such other information as the corporation may reasonably request, including such information as would be necessary for the corporation to determine whether the proposed nominee can be considered an independent director.
(d)    No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.18. Except as otherwise provided by law, the Chairman of the Board shall have the power and duty to determine whether a nomination proposed to be brought before an annual or special meeting was made in accordance with the procedures set forth in this Section 3.18. The Chairman of the meeting shall, if such a determination is made, declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-laws, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.18, unless otherwise required by law, if the stockholder does not provide the information required under clauses (b)(ii)(B) and (b)(iii)(A)-(C) of this Section 3.18 to the corporation within five business days following the record date for the meeting or if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 3.18, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation prior to making of such nomination at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.
ARTICLE IV. OFFICERS
Section 4.1    Officers. The officers of the corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary. The corporation may also have, at the discretion of the Board, one or more vice presidents, a treasurer, one or more assistant treasurers, one or more assistant secretaries, and such other officers as may be elected or appointed in accordance with the provisions of Section 4.3. Any number of offices may be held by the same person.
Section 4.2    Election. The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 4.3 or Section 4.5, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.
Section 4.3    Subordinate Officers. The Board may elect, and may empower the Chief Executive Officer or President to appoint, such other officers and agents as it or he shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.
Section 4.4    Compensation. The compensation of all officers of the corporation shall be fixed from time to time by the Board. No officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the corporation. Nothing contained herein shall preclude any officer from serving the corporation, or any subsidiary of the corporation, in any other capacity and receiving compensation therefor.
Section 4.5    Election, Removal, Resignation, and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify or until any such officer is removed, resigns or is otherwise disqualified from service. Any officer may be removed, either with or without cause, by the Board at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.
Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
A vacancy in any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in these By-laws for regular election or appointment to such office.
Section 4.6    Chief Executive Officer. The Chief Executive Officer of the corporation has, subject to the control of the Board, general supervision, direction, and control of the operations and officers of the corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation and such other powers and duties as may be prescribed by the Board. In the absence of the Chairman of the Board, the Chief Executive Officer, if present, shall preside at meetings of the Board and all meetings of the stockholders.
Section 4.7    President. In the absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and shall be subject to all the restrictions upon, the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board, the Chairman of the Board and/or the Chief Executive Officer, respectively, may from time to time prescribe.
Section 4.8    Vice Presidents. In the absence or disability of the Chief Executive Officer and President, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall perform such other duties and have such other powers as the Board, the Chairman of the Board and/or the Chief Executive Officer, respectively, may from time to time prescribe.
Section 4.9    Secretary. The Secretary shall keep or cause to be kept, at the principal office of the corporation and such other place as the Board may order, a book of minutes of all meetings of the stockholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the by-laws of the corporation at the principal office of the corporation.
The Secretary shall keep, or cause to be kept, at the principal office of the corporation or at the office of the corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board and of any committees thereof required by these By-laws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.
Section 4.10    Chief Financial Officer. The Chief Financial Officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the stockholders of the corporation such financial statements and reports as are by law or these By-laws required to be sent to them.

The Chief Financial Officer shall deposit all monies and other valuables of the corporation in the name and to the credit of the corporation with such depositories as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation and shall have such other powers and perform such other duties as may be prescribed by the Board.
ARTICLE V. STOCK CERTIFICATES AND TRANSFERS
Section 5.1    Certificates for Stock; Uncertificated Shares.
(a)    The shares of the corporation may be certificated or uncertificated. Every holder of stock shall be entitled to have a certificate, in such form as the Board shall prescribe, signed by, or in the name of, the corporation by the Chairman of the Board or the President or Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation representing the number of shares registered in certificate form. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is used, such certificate may nevertheless be issued by the corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.
(b)    A record shall be kept of the respective names of the persons owning the stock of the corporation, the number and class of shares owned by such person, the date of transfer thereto, where such stock is represented by certificates, the number and class of shares represented by such certificates and the respective dates thereof, the date of transfer thereto, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 5.4, and provided that the corporation may issue evidence of the issuance of uncertificated shares upon such cancellation, unless otherwise requested by the stockholder to which such shares are issued. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the stockholder entitled thereto and the transaction shall be recorded upon the books of the corporation.
(c)    Within a reasonable time after the issuance or transfer of uncertificated common shares, the corporation shall send to the registered owner thereof a written notice stating the name of the corporation, that the corporation is formed under the laws of the state of Delaware, the number and class of the shares issued or transferred, the restrictions on transfer or registration of such shares, if any, imposed by the certificate of incorporation or these By-laws, or any applicable agreement to which the corporation is a party, and such other information required by law or the Board.
Section 5.2    Transfers of Stock. Transfer of shares of stock of the corporation shall be made only on the books of the corporation by the registered holder thereof, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 5.3, and upon surrender of the certificate or certificates for such shares properly endorsed in the case of certificated shares, or upon the receipt of proper transfer instructions from the registered holder of uncertificated shares, and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer or uncertificated shares are requested to be transferred, the transferor requests the corporation to do so.
Section 5.3    Regulations. The Board may make such rules and regulations as it may seem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates for shares of the stock of the corporation or of uncertificated shares. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.
Section 5.4    Lost, Stolen, Destroyed, and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate or uncertificated shares, may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the Board may direct; provided, however that a new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.
ARTICLE VI. OTHER PROVISIONS
Section 6.1    Execution of Corporate Instruments.
(a)    The Board may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.
(b)    Unless otherwise specifically determined by the Board or otherwise required by law, formal contracts of the corporation, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board (if there be such an officer appointed) or by the President; such documents may also be executed by any Vice-President and by the Secretary or Treasurer or any assistant secretary or assistant treasurer. All other instruments and documents requiring the corporate signature but not requiring the corporate seal may be executed as aforesaid or in such other manner as may be directed by the Board.
(c)    All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board shall authorize so to do.
(d)    Execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board.
Section 6.2    Representation of Shares of Other Entities. The President, any Vice President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other entity or entities standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.
Section 6.3    Accounting Year. The accounting year of the corporation shall be fixed by resolution of the Board.
Section 6.4    Amendments. These By-laws, or any of them, may be altered, amended or repealed and new by-laws may be made, (i) by the Board, or (ii) by the stockholders, subject to the provisions of these By-Laws, at any annual meeting of stockholders or special meeting of stockholders. Any by-laws made or altered by the stockholders may be altered or repealed by either the Board or the stockholders, except a by-law amendment adopted by the stockholders which specifies the votes that shall be necessary for the election of directors shall not be amended or repealed by the Board.
ARTICLE VII. INDEMNIFICATION
Section 7.1.    Scope of Indemnification. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by Delaware law and the certificate of incorporation.
Section 7.2.    Exception to Right of Indemnification. Notwithstanding any other section of this Article VII, the corporation shall not indemnify any director, officer, employee or agent of the corporation with respect to any proceeding or claim brought voluntarily by such director, officer, employee or agent of the corporation and not by way of defense, unless (i) such proceeding or claim has been approved by the Board or (ii) such proceeding or claim is being brought to assert his or her rights under this Article VII.
Section 7.3.    Advance of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized by this Article VII. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that based upon the facts known to the Board or counsel at the time such determination is made, (a) the director, officer, employee or agent acted in bad faith or deliberately breached his or her duty to the corporation or its stockholders, and (b) as a result of such actions by the director, officer, employee or agent, it is more likely than not that it will ultimately be determined that such director, officer, employee or agent is not entitled to indemnification.
Section 7.4.    Indemnification for Expenses of a Witness. Notwithstanding any other section of this Article VII, to the extent that a director, officer, employee or agent of the corporation is, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, a witness in any proceeding to which that person is not a party, that person shall be indemnified against all expenses actually and reasonably incurred by such person or on his or her behalf in connection therewith.
Section 7.5.    Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.
Section 7.6.    Continuation of Indemnification and Advancement of Expense. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.7.    Constituent Corporations. For the purposes of this Article VII, references to “the corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he or she had served the resulting or surviving corporation in the same capacity.
Section 7.8.    Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article VII.
Section 7.9.     Insurance. Upon resolution passed by the Board, the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.
ARTICLE VIII. EMERGENCY PROVISIONS
Section 8.1.     Emergency Powers. In the event of any disaster or catastrophe, or similar emergency condition, of the nature referenced in Section 110 of the Delaware General Corporation Law, as a result of which a quorum of the Board of Directors or a standing committee of the Board cannot readily be convened for action, then a meeting of the Board or a committee thereof may be called by any officer of the corporation or director, by any practical means. The directors present at such meeting shall constitute a quorum, and at such meeting, the directors shall appoint an emergency committee composed of such directors and/or officers of the corporation as such directors deem necessary or appropriate, and if no directors are present, the officers of the corporation shall constitute a quorum, and the officers shall appoint such emergency committee. The emergency committee, once appointed, shall set its own procedures and shall have all power and authority of the Board to the fullest extent permitted by Delaware law. In the event at any time after its appointment all members shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

CERTIFICATE OF SECRETARY
The undersigned, Secretary of Emulex Corporation, a Delaware corporation, hereby certifies that the foregoing is a full, true and correct copy of the Bylaws of said corporation, with all amendments to date of this Certificate.
WITNESS the signature of the undersigned this 28th day of October, 2013.

/s/ Michael J. Rockenbach
Michael J. Rockenbach, Secretary

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